Exhibit 10.1

AMENDMENT NO. 3 AND CONSENT

THIS AMENDMENT NO. 3 AND CONSENT, dated as of June 8, 2007 (this “Amendment”), of that certain Credit Agreement referenced below is by and among TEMPUR WORLD, LLC, a Delaware limited liability company (successor by merger to Tempur World Holdings, LLC, a Delaware limited liability company, and TEMPUR-PEDIC, INC., a Kentucky corporation), and TEMPUR PRODUCTION USA, INC., a Virginia corporation, as Domestic Borrowers, DAN-FOAM ApS, a private limited liability company existing under the laws of Denmark (“Dan-Foam”), as Foreign Borrower; TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, and certain of its subsidiaries and affiliates, as Guarantors; the Lenders, L/C Issuers, BANK OF AMERICA, N.A., as Administrative Agent and Domestic Collateral Agent, and NORDEA BANK DANMARK A/S, as Foreign Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WITNESSETH

WHEREAS, a $340 million term loan and revolving credit facility was established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement, dated as of October 18, 2005 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrowers named therein, the Guarantors named therein, the Lenders party thereto, the Administrative Agent, the Domestic Collateral Agent and the Foreign Collateral Agent;

WHEREAS, pursuant to Amendment No. 1 to the Credit Agreement, dated as of February 8, 2006, the Lenders agreed to certain modifications to the terms of the Credit Agreement, including a $60 million increase in the Domestic Revolving Commitments and a $10 million reduction in the Foreign Revolving Commitments, resulting in $390 million in revolving credit and term loan commitments under the Credit Agreement;

WHEREAS, pursuant to Amendment No. 2 and Consent to the Credit Agreement, dated as of December 13, 2006, the Lenders agreed to certain modifications to the terms of the Credit Agreement, including a $64 million increase in the Domestic Revolving Commitments, resulting in approximately $394 million in domestic and foreign revolving and term loan commitments under the Credit Agreement;

WHEREAS, the Domestic Borrowers have requested certain modifications to the terms of the Credit Agreement, including, among other things, to increase the Aggregate Domestic Revolving Commitments and the Aggregate Foreign Revolving Commitments under the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested consents and amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Consent. Without limiting the provisions of Section 7.14 of the Credit Agreement which provides for the pledge of additional collateral interests on request, the undersigned Lenders hereby consent to the release by the Foreign Collateral Agent, in its discretion, of collateral security interests and liens (the “Foreign Collateral Security”) under the Foreign Collateral Documents securing the Obligations under the Credit Agreement from time to time at the request of the Foreign Credit Parties, other than (i) the pledge of interests in Capital Stock under Section 7.13, (ii) the property subject to the Mortgage Deed (IPR) Pledge Agreement, dated October 18, 2005 (as amended or restated from time to time), in Denmark, (iii) the property subject to the Mortgage Deed (Real Property) Pledge Agreement, dated

October 18, 2005 (as amended or restated from time to time), in Denmark and (iii) the collateral interests referenced in subsections (b), (d) and (e) of Section 7.16. In considering any such request for release of Foreign Collateral Security, the Foreign Collateral Agent shall, in consultation with the Foreign Credit Parties, do an analysis of the relative benefits associated with the collateral interests and costs, circumstances and requirements under local law taking local custom and practice into account, but decisions regarding release of Foreign Collateral Security (other than the interests excepted out above) shall be in the discretion of the Foreign Collateral Agent.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

2.1 On the cover page to the Credit Agreement, the reference to “Tempur-Pedic, Inc.” is amended to read as “Tempur World, LLC”.

2.2 Clauses (i) and (iii) in the introductory paragraph are amended to read as follows:

(i) TEMPUR WORLD, LLC, a Delaware limited liability company (“TW”), and TEMPUR PRODUCTION USA, INC., a Virginia corporation (“TPUSA”), as Domestic Borrowers;

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(iii) TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation (the “Parent”), and certain subsidiaries and affiliates identified herein, as Guarantors;

2.3 Each reference in the Credit Agreement to “Parent Guarantors” is amended to read as “Parent”, and each reference “Foreign Loan Obligations” is amended to read as “Foreign Revolving Obligations”.

2.4 Section 1.01 is amended as follows:

(a) The definitions for “Consolidated Fixed Charge”, “Consolidated Fixed Charge Coverage Ratio”, “Equity Transaction”, “Parent Guarantors”, “TPI”, “TWH”, “Foreign Loan Obligations” and “Foreign Term Lenders”, “Foreign Term Loan”, “Foreign Term Loan Commitment”, “Foreign Term Loan Commitment Percentage”, “Foreign Term Note” and “Required Foreign Term Lenders” in Section 1.01 are deleted in their entirety.

(b) Clause (f) of the definition of “Change of Control” is amended to read as follows:

“(f) any of the Domestic Borrowers shall cease to be a direct or indirect Wholly Owned Subsidiary of the Parent, and if an indirect subsidiary of the Parent, shall cease to be a direct or indirect subsidiary of TW;”

2.5 The following definitions are added to Section 1.01 or, if already contained therein, amended to read as follows:

“Aggregate Commitments” means the Domestic Revolving Commitments and the Foreign Revolving Commitments.

“Aggregate Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the amount of such Lender’s respective Domestic Revolving Commitment and Foreign Revolving Commitment, and the denominator of which is the amount of the Aggregate Commitments.

“Applicable Percentage” means the following percentages per annum, based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans (Domestic Revolving Loans and Foreign Revolving Loans) and Letter of Credit Fee for Standby Letters of Credit (other than the IRB Letter of Credit)	Letter of Credit Fee for the IRB Letter of Credit	Applicable Margin for Base Rate Loans	Facility Fee
I	Less than or equal to 1.00:1.0	0.625%	0.375%	0.000%	0.125%
II	Greater than 1.00:1.0 but less than or equal to 1.75:1.0	0.750%	0.500%	0.000%	0.150%
III	Greater than 1.75:1.0 but less than or equal to 2.50:1.0	1.000%	0.750%	0.000%	0.200%
IV	Greater than 2.50:1.0	1.250%	1.150%	0.000%	0.250%

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective not later than the date five Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five Business Days immediately following delivery thereof. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.

“Commitments” means the Domestic Revolving Commitments, the Domestic L/C Commitment, the Domestic Swingline Commitments, the Foreign Revolving Commitments, the Foreign L/C Commitment and the Foreign Swingline Commitments.

“Consolidated Interest Coverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period.

“Designated Borrower Limit” means (a) with respect to Newco, an amount equal to the Aggregate Foreign Revolving Committed Amount, with respect to Borrowings of Foreign Revolving Loans, and (b) with respect to any other Designated Borrower, an amount equal to the lesser of the Aggregate Commitments and $5,000,000. The Designated Borrower Limit is part of, and not in addition to, the Aggregate Commitments.

“Exposure” means, with respect to any Lender, the sum at such time, without duplication, of (a) such Lender’s Domestic Revolving Commitment Percentage of the Outstanding Amount of the Domestic Revolving Obligations (including any participation interests in Domestic Letters of Credit) plus (b) such Lender’s Foreign Revolving Commitment Percentage of the Outstanding Amount of the Foreign Revolving Obligations (including any participation interests in Foreign Letters of Credit).

“Foreign L/C Expiration Date” means the day that is seven days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“Interest Payment Date” means, (a) as to any Base Rate Loan (including Domestic Swingline Loans), the last Business Day of each March, June, September and December, and the Revolving Termination Date and, in the case of any Swingline Loan, any other dates as may be mutually agreed upon by the Borrowers and the Swingline Lender, and (b) as to any Eurocurrency Rate Loan (including Foreign Swingline Loans), the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, and the Revolving Termination Date, and in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in their Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Termination Date.

“Permitted Disposition” shall mean a Disposition permitted under Section 8.05.

“Revolving Termination Date” means June 8, 2012.

“Tranche” means a category of Commitments and Credit Extensions thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the Domestic Revolving Commitments and the Domestic Revolving Loans and (b) the Foreign Revolving Commitments and the Foreign Revolving Loans.

2.6 Section 1.06 is amended to read as follows:

1.06 Additional Alternative Currencies.

(a) The Borrowers may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans in such other Alternative Currency, such request shall be subject to the approval of the Administrative Agent and the Foreign Revolving Lenders, with respect to Foreign Revolving Loans, and also the Foreign Swingline Lender, with respect to Foreign Swingline Loans, and the Foreign L/C Issuer, with respect to Foreign Letters of Credit.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each effected Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each affected Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and the applicable Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the applicable Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the applicable Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the applicable Borrowers. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

2.7 Section 2.01 is amended as follows:

(a) in the proviso in subsection (a), the reference to “THREE HUNDRED TWENTY-FOUR MILLION DOLLARS ($324,000,000)” is amended to read as “FOUR HUNDRED NINETY MILLION DOLLARS ($490,000,000)”;

(b) in the proviso in subsection (b), Clause (A) is amended to read as follows:

(A) the Outstanding Amount of Domestic L/C Obligations shall not exceed ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “Domestic L/C Sublimit”),

(c) in the proviso in subsection (d), the reference to “TWENTY MILLION DOLLARS ($20,000,000)” is amended to read as “FIFTY MILLION DOLLARS” ($50,000,000)”

(d) in the proviso in subsection (e), Clause (A) is amended to read as follows:

(A) the Outstanding Amount of Foreign L/C Obligations shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “Foreign L/C Sublimit”)

(e) in the provision in subsection (f), the reference to “TWENTY MILLION DOLLARS ($20,000,000)” is amended to read as “THIRTY MILLION DOLLARS ($30,000,000)”.

(f) in subsection (h), the lead-in language before the proviso is amended to read as follows:

“Subject to the terms and conditions set forth herein, the Domestic Borrowers may, at any time after the date of Amendment No. 3 and Consent, dated as of June 8, 2007, upon written notice to the Administrative Agent increase the Aggregate Domestic Revolving Committed Amount by an amount up to ONE HUNDRED MILLION DOLLARS ($100,000,000); provided that:”

2.8 The heading for Section 2.02 is amended to read as “Borrowings, Conversions and Continuations under Revolving Loans”, and each reference to “and the Foreign Term Loan” or “or the Foreign Term Loan” in subsections (a) and (b) is deleted.

2.9 Subsection (c) of Section 2.05 is deleted in its entirety.

2.10 Section 2.06 is amended as follows:

(a) In subsection (a), the “; and” at the end of clause (ii) is amended to be “.”, and clause (iii) is deleted in its entirety.

(b) In subsection (b), clause (iii) in respect of “Equity Transactions” is deleted in its entirety.

(c) Subsection (c) is amended as follows:

(i) in clause (i), the sentence “Voluntary prepayments on the Foreign Term Loan may not be reborrowed.” is deleted in its entirety;

(ii) in clause (ii), subclause (B) is amended to read as follows:

(B) Mandatory prepayments in respect of Dispositions and Involuntary Dispositions under subsection (b)(ii) above shall be applied, (1) if the assets subject to a prepayment resulting from a Disposition or Involuntary Disposition were owned by a Foreign Subsidiary first, to outstanding Foreign Revolving Loans as selected by the Foreign Borrowers, and second to Cash Collateralize outstanding Foreign Letters of Credit and (2) if the assets subject to a prepayment resulting from a Disposition or Involuntary Disposition were owned by a Domestic Subsidiary, to the Domestic Revolving Obligations, first, to the Domestic Revolving Loans and, second, to Cash Collateralize outstanding Domestic Letters of Credit.

(iii) in clause (ii), subclause (C) in respect of “Equity Transactions” is deleted in its entirety.

2.11 In Section 2.07 is amended as follows:

(a) in the next to last sentence in subsection (a), the text “or Foreign Term Loan Commitment Percentage, as applicable” is deleted; and

(b) clause (iii) of subsection (b) is deleted in its entirety.

2.12 In subsection (a) of Section 2.09, clause (iii) is deleted in its entirety, clause (iv) is relabeled as clause (iii), and the first parenthetical expression in clause (iii) is amended to read as “(and thereafter so long as any Revolving Loans, Swingline Loans, or L/C Obligations remain outstanding)” and the reference to “, on the date of the final payment of principal on the Foreign Term Loan” is deleted.

2.13 The reference to “TPI” in Section 2.14(e) is amended to read as “TW”.

2.14 In Section 2.16, subsection (e) is amended to read as follows:

“(e) [Intentionally Omitted].”

2.15 Section 8.04 is amended to read as follows:

8.04 Mergers and Dissolutions.

(a) Enter into a transaction of merger or consolidation; provided that so long as no Default or Event of Default then exists or would result therefrom:

(i) the Parent and other members of the Consolidated Group that are Domestic Subsidiaries may merge or consolidate with other members of the Consolidated Group, provided that (A) if the Parent is a party to the merger or consolidation, it shall be the surviving entity, (B) if a Domestic Subsidiary that is a Borrower hereunder shall be a party to the merger or consolidation, then it shall be the surviving entity (unless the Parent or another Domestic Subsidiary that is a Borrower is also a party to the merger or consolidation, in which case the Parent or the other Domestic Subsidiary that is a Borrower shall be the surviving entity), and (C) if the transaction of merger or consolidation involves both a Domestic Subsidiary and a Foreign Subsidiary, then the Domestic Subsidiary shall be the surviving entity;

(ii) members of the Consolidated Group that are Foreign Subsidiaries may merge or consolidate with other members of the Consolidated Group, provided that (A) if the Parent is a party to the merger or consolidation, it shall be the surviving entity, (B) if a Foreign Subsidiary that is a Borrower hereunder is a party to a merger or consolidation, then it shall be the surviving entity (unless the Parent or a Domestic Subsidiary that is a Borrower are a party to the merger or consolidation, in which case the Parent or the Domestic Subsidiary that is a Borrower shall be the surviving entity), (C) if the transaction of merger or consolidation involves both a Domestic Subsidiary and a Foreign Subsidiary, then the Domestic Subsidiary shall be the surviving entity, and (D) if the transaction of merger or consolidation involves two or more Foreign Subsidiaries and one or more of the Foreign Subsidiaries are organized under the laws of an Approved Jurisdiction, then the surviving entity shall be a Foreign Subsidiary that is organized under the laws of an Approved Jurisdiction; and

(iii) members of the Consolidated Group may merge or consolidate with Persons that are not members of the Consolidated Group, provided that (A) if the Parent is a party to the merger or consolidation, it shall be the surviving entity, (B) if a Subsidiary of the Parent that is a Domestic Borrower or a Foreign Borrower is a party to the merger or consolidation, the Subsidiary that is a Borrower will be the surviving entity, and (C) the transaction shall be a Permitted Acquisition or a Permitted Disposition.

(b) Except for the Parent and Subsidiaries that are Borrowers under the Credit Agreement, members of the Consolidated Group may be dissolved, liquidated or otherwise have their existence terminated.

2.16 Clause (ii) of paragraph (d) of Section 8.06 is amended to read as follows:

(ii) after giving effect thereto on a Pro Forma Basis, (A) the Consolidated Group will be in compliance with the financial covenants in Section 8.11 and (B) a Responsible Officer of the Parent can demonstrate that the Consolidated Leverage Ratio will be less than or equal to 2.75:1.0.

2.17 Section 8.11 is amended to read as follows:

8.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter to be less than 3.00:1.0.

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter to be greater than 3.00:1.0.

2.18 In Section 11.01, subsection (d) is deleted in its entirety, and existing subsections (e), (f), (g) and (h) are relabeled (d), (e), (f) and (g), respectively.

2.19 In Section 11.06(b)(i), the reference to “and $1 million, in the case of the Foreign Term Loans” is deleted.

2.20 Schedule 2.01. Schedule 2.01 (Lenders and Commitments) to the Credit Agreement is amended to read as set forth on Schedule 2.01 attached hereto.

3. New Lender Joinder. National City Bank and Regions Bank, being new lenders under the Credit Agreement (the “New Lenders”) hereby agree to provide Domestic Revolving Commitments in the amounts set forth on Schedule 2.01 attached hereto.

3.1 Each New Lender shall be deemed to have purchased without recourse a risk participation from the Domestic L/C Issuer in all Domestic Letters of Credit issued or existing under the Credit Agreement (including Domestic Existing Letters of Credit) and the obligations arising thereunder in an amount equal to its pro rata share of the obligations under such Domestic Letters of Credit (based on the respective Domestic Revolving Commitment Percentages of each New Lender as set forth on Schedule 2.01 as attached hereto), and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Domestic L/C Issuer therefor and discharge when due, its pro rata share of the obligations arising under such Domestic Letter of Credit.

3.2 Each New Lender (a) represents and warrants that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.05 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that, as of the date hereof, such New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a “Lender” under the Credit Agreement and (iv) shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

3.3 Each of the Borrowers and the Guarantors agree that, as of the date hereof, each of the New Lenders shall (a) be a party to the Credit Agreement and the other Credit Documents, (b) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

3.4 The notice address of each New Lender will be the address in the administrative questionnaire provided to the Administrative Agent or such other address as shall be designated by a New Lender in written notices to the Administrative Agent and the Borrowers.

4. Conditions Precedent. This Amendment shall be effective immediately upon satisfaction of the following conditions:

(a) receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the requisite Lenders:

(i) Executed Amendment. Multiple counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the requisite Lenders, the Administrative Agent, the Domestic Collateral Agent, and the Foreign Collateral Agent.

(ii) Secretary’s Certificate. A duly executed certificate of a Responsible Officer of each of the Domestic Borrowers and the Domestic Guarantors, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the date hereof:

(A) Resolutions. Copies of its resolutions approving and adopting this Amendment, the transactions contemplated therein, and authorizing the execution and delivery hereof; and

(B) Incumbency. Incumbency certificates identifying the Responsible Officers of the Credit Parties who are authorized to execute this Amendment and related documents and to act on the Credit Parties’ behalf in connection with this Amendment and the Credit Documents.

(iii) Legal Opinions. Opinions of legal counsel to the Borrowers and the Guarantors, in form and substance acceptable to the Administrative Agent.

(iv) Compliance Certificate. A compliance certificate signed by a Responsible Officer demonstrating compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement on a Pro Forma Basis after giving effect to this Amendment.

(b) Fees. The amendment fees, upfront fees and all other fees (including all reasonable fees, expenses and disbursements of Moore & Van Allen PLLC) due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

5. Conversion of Foreign Term Loan into Foreign Revolving Loans. Immediately upon this Amendment becoming effective, the outstanding Foreign Term Loans will be converted into Foreign Revolving Loans.

6. Condition Subsequent to Amendment. The Parent and the Borrowers shall execute and deliver, or shall cause the execution and delivery of (a) amendments to, or the amendment and restatement of, the guaranties executed by the Foreign Guarantors, the Foreign Pledge Agreements, the Foreign Mortgage, and the Foreign Security Agreements, in each case, in effect on the date hereof (each, a “Foreign Document”, and collectively, the “Foreign Documents”), which amendments/amendments and restatements confirm that the guaranty or grant of security under the applicable Foreign Documents shall extend to the Foreign Revolving Commitments as increased by this Amendment and the Foreign Revolving Obligations under the Credit Agreement as amended by this Amendment, on or before the date that is 45 days after the date hereof and (b) copies of resolutions of each of Dan-Foam, Tempur World Holdings, S.L. and Tempur Danmark A/S (i) approving, adopting and ratifying its execution and delivery of this Amendment and the transactions contemplated herein and (ii) confirming that the security and guarantees provided by it under the Guaranty and Foreign Collateral Documents to which it is a party shall extend, respectively, to the Guaranteed Obligations and Secured Obligations (as such terms are defined and used in the applicable Guaranty and the applicable Foreign Collateral Documents, respectively) as amended and increased by this Amendment, on or before the date that is 4 Business Days after the date hereof. The parties hereto understand and agree that the failure to satisfy clauses (a) and (b) of this Section 6 shall constitute an Event of Default.

7. Effectiveness of Amendment. On and after the date hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

8. Representations and Warranties; Defaults. The Credit Parties hereby affirm each of the following:

(a) all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

(b) after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 6, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement).

(c) before and after giving effect to this Amendment, no Default or Event of Default shall exist; and

(d) except as expressly provided otherwise herein, the liens and security interests created and granted in the Credit Documents remain in full force and effect and this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

9. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

11. Fees and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent and the Foreign Collateral Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC, Paul, Hastings, Janofsky & Walker LLP and local foreign counsel to the Foreign Collateral Agent.

12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWERS:	TEMPUR WORLD, LLC,
a Delaware limited liability company

	By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer

TEMPUR PRODUCTION USA, INC.,
a Virginia corporation
	By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer

FOREIGN BORROWER:	DAN-FOAM ApS,
a private limited liability company existing under the laws of Denmark

	By:	/s/ Dale E. Williams
	Name:	Dale E. Williams
	Title:	Attorney in Fact

DOMESTIC GUARANTORS:	TEMPUR-PEDIC INTERNATIONAL INC.,
a Delaware corporation

	By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer

TEMPUR-PEDIC NORTH AMERICA, INC.,
a Delaware corporation (formerly known as Tempur-Pedic Retail, Inc. and as Tempur-Pedic NA, Inc. and successor in interest to Tempur-Pedic Medical, Inc. and Tempur-Pedic, Direct Response, Inc.)

	By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer

DAWN SLEEP TECHNOLOGIES, INC.,
a Delaware corporation

	By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer

TEMPUR-PEDIC TECHNOLOGIES, INC.,
a Delaware corporation

	By:	/s/ William H. Poche
	Name:	William H. Poche
	Title:	Treasurer

FOREIGN GUARANTORS:	TEMPUR WORLD HOLDINGS, S.L.,
a company organized under the laws of Spain

	By:	/s/ Dale E. Williams
	Name:	Dale E. Williams
	Title:	Director

TEMPUR DANMARK A/S,
a stock company existing under the laws of Denmark

	By:	/s/ Dale E. Williams
	Name:	Dale E. Williams
	Title:	Attorney in Fact

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Domestic Collateral Agent

	By:	/s/ Anne Zeschke
	Name:	Anne Zeschke
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as Domestic L/C Issuer and as a Lender

	By:	/s/ Thomas C. Kilcrease
	Name:	Thomas C. Kilcrease
	Title:	Senior Vice President

NORDEA BANK DANMARK A/S,
as Foreign L/C Issuer, Foreign Swingline Lender, Foreign Collateral Agent and a Lender

By:	/s/ Hans Christiansen
Name:	Hans Christiansen
Title:	Head of Corporate

By:	/s/ Pia Dahl Haughuus
Name:	Pia Dahl Haughuus
Title:	VIP

FIFTH THIRD BANK,
as a Lender and Domestic Swingline Lender

By:	/s/ Robert J. Heiple
Name:	Robert J. Heiple
Title:	Senior Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ Heidi M. Khambatta
Name:	Heidi M. Khambatta
Title:	Director

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Steven P. Sullivan
Name:	Steve P. Sullivan
Title:	Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Sam Belk
Name:	Sam Belk
Title:	Senior Vice President

NATIONAL CITY BANK,
as a Lender

By:	/s/ Susan A. Dean
Name:	Susan A. Dean
Title:	Senior Vice President

REGIONS BANK,
as a Lender

By:	/s/ Scott Corley
Name:	Scott Corley
Title:	Senior Vice President